EXHIBIT 99.1

MEDIA NOTICE

Drew Industries to Present Live at Retail Investor Conferences.com on January 11th

Company invites investors and analysts to attend interactive virtual conference

White Plains, New York – January 7, 2011 – Drew Industries Incorporated (NYSE: DW), a manufacturer of components for the recreational vehicle and manufactured housing industries, today announced President and CEO, Fred Zinn, and CFO and Treasurer, Joseph Giordano III will present at Retail Investor Conferences.com.

DATE:	January 11, 2011
TIME:	1:00 PM EDT
LINK:	www.retailinvestorconferences.com

This will be a live, interactive online event where investors are invited to ask the company questions in real-time both in the presentation hall as well as the company’s “virtual trade booth.” If attendees are not able to join the event live, an archive will be available for 90 days.

It is recommended that investors pre-register to save time and receive event updates.

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About Drew
Drew, through its wholly-owned subsidiaries, Lippert Components and Kinro, supplies a broad array of components for RVs and manufactured homes, including windows, doors, chassis, chassis parts, bath and shower units, axles, and upholstered furniture. In addition, Drew manufactures slide-out mechanisms and leveling devices for RVs, and trailers primarily for hauling boats. Currently, from 25 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

About Retail Investor Conferences.com
RetailInvestorConferences.com, created by BetterInvesting (NAIC), PR Newswire and MUNCmedia, is the first monthly virtual investor conference series that provides an interactive forum for presenting companies to meet directly with retail investors using a graphically-enhanced online platform.

Designed to replicate the look and feel of location-based investor conferences, Retail Investor Conferences unites PR Newswire’s leading-edge online conferencing and investor communications capabilities with BetterInvesting’s extensive retail investor audience network and MUNCmedia’s sophisticated retail investor targeting.

CONTACT:

Drew Industries
Fred Zinn, President and CEO
(914) 428-9098
Drew@drewindustries.com

Lambert, Edwards & Associates
Investor Relations:
Jeff Lambert
(616) 233-0500
jlambert@lambert-edwards.com

Retail Investor Conferences.com
Bradley H. Smith
+1.917.680.6011
Bradley.smith@muncmedia.com